Exhibit 99.1

Contact: Brainerd Communicators, Inc.
Jennifer Gery (media)
Mike Smargiassi/Dianne Pascarella (investors)
212.986.6667

Entertainment Distribution Company Announces First Quarter 2008 Results

NEW YORK – May 8, 2008 – Entertainment Distribution Company, Inc. (Nasdaq: EDCI) (“EDCI”), the majority shareholder of Entertainment Distribution Company, LLC (“EDC, LLC”) a global and independent provider of supply chain services to the home entertainment market, today reported first quarter financial results for the period ending March 31, 2008.

Highlights (for EDCI and its subsidiaries (the “Company”) on a consolidated basis unless noted):
•	Revenue of $83.1 million for the first quarter compared to $84.0 million for the same quarter last year.
•	Net loss of $(6.2) million, or $(0.09) per diluted share, for the first quarter compared to net loss of $(5.9) million, or $(0.09) per diluted share, for the first quarter of last year.
•	First quarter EBITDA from continuing operations of $2.2 million, compared to EBITDA from continuing operations of $(1.2) million for the same quarter last year.
•	As of March 31, 2008, total unrestricted cash and short-term investments of $84.6 million, of which $54.1 million is held at EDCI and $30.5 million is held at EDC, LLC.
•	As of March 31, 2008, total long-term debt of $46.9 million, net of unamortized discount.

Jordan M. Copland, Interim Chief Executive Officer and Chief Financial Officer of EDCI, stated, “During the first quarter, we effectively executed on our operating strategy.  While we faced a difficult business environment as a result of industry and macro economic challenges, our operating performance was slightly ahead of plan. We benefited from the elimination of several non-recurring expenses and made solid strides in our efficiency and cost containment efforts, which are reflected in our improved gross profit and EBITDA results.  We are proactively managing our business to ensure we have the proper infrastructure to service our customers and maximize our cash flow generation.  EDCI continues to review strategic acquisition opportunities.”

Conference Call

The Company will host a conference call to discuss its first quarter 2008 financial results today at 4:30 p.m. ET. To access the conference call, please dial 973-582-2854 and reference pass code 45500254. A live webcast of the conference call will also be available on the Company's corporate Web site, located at www.edcllc.com. A replay of the conference call will be available through midnight ET on Thursday, May 15, 2008. The replay can be accessed by dialing 706-645-9291. The pass code for the replay is 45500254.

-continued-

Summary of First Quarter 2008

For the first quarter of 2008, the Company reported revenue of $83.1 million compared to $84.0 million for the first quarter of 2007. The decrease is primarily attributable to a decline in volumes from our U.S. operations, offset by the impact of favorable exchange rate fluctuations.

The Company had EBITDA from continuing operations of $2.2 million in the first quarter of 2008, as compared to EBITDA from continuing operations of $(1.2) million in the first quarter of 2007.  EBITDA is a non-GAAP financial measure.  A reconciliation between EBITDA and the most directly comparable GAAP financial measure is provided following the Consolidated Financial Statements included in this release. The reconciliation also includes a description of how the Company calculates EBITDA.  EBITDA from continuing operations in the first quarter of 2007 included approximately $1.9 million of non-recurring costs associated with stock option investigation and litigation legal expenses and consulting costs.

The Company reported a net loss from continuing operations of $(7.4) million for the first quarter of 2008, or $(0.11) per diluted share.  This compares to a net loss from continuing operations of $(6.7) million, or $(0.10) per diluted share, for the first quarter of 2007.

For the first quarter, the Company reported net loss of $(6.2) million, or ($0.09) per diluted share, which compares to net loss $(5.9) million, or $(0.09) per diluted share, for the first quarter of 2007.

Guidance

The Company is reconfirming its previously issued guidance for the full-year 2008.  For 2008 the Company expects EBITDA to be at the same level or slightly higher than 2007 EBITDA.  The Company’s guidance assumes global industry decline rates for the full-year to be approximately 10%-12%.  In addition, this guidance is largely based on the current release schedules from customers and the Company’s expectation that current cost initiatives will deliver savings of approximately $10 million in 2008.  Any changes in these assumptions could materially impact the Company’s expectations.

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About Entertainment Distribution Company
Entertainment Distribution Company, Inc. (NASDAQ: EDCI) is the majority shareholder of Entertainment Distribution Company, LLC (“EDC, LLC”), a global and independent provider of supply chain services to the home entertainment market. EDC, LLC serves every aspect of the manufacturing and distribution process and is one of the largest providers in the industry. Its clients include some of the world’s best-known music, movies and gaming companies. Headquartered in New York, EDC, LLC’s operations include manufacturing and distribution facilities throughout North America and in Hannover, Germany, and a manufacturing facility in Blackburn, UK. For more information, please visit www.edcllc.com.

Safe Harbor Statement
This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company’s current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company’s most recently filed Annual Report on Form 10-K, as amended. These factors include, but are not limited to restructuring activities; potential intellectual property infringement claims; potential acquisitions and strategic investments; volatility of stock price; ability to attract and retain key personnel; competition; variability of quarterly results and dependence on key customers; potential market changes resulting from rapid technological advances; proprietary technology; potential changes in government regulation; international business risks; continuation and expansion of third party agreements; sensitivity to economic trends and customer preferences; increased costs or shortages of raw materials or energy; dependence on Universal Music Group; potential inability to manage successful production; advances in technology and changes in customer demands; variability in production levels; and development of digital distribution alternatives including copying and distribution of music and video files.  The Company assumes no obligation to update any forward-looking statements and does not intend to do so except where legally required.

ENTERTAINMENT DISTRIBUTION COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended March 31,
	2008	2007

	(In thousands, except per share amounts)
REVENUES:
Product revenues	$62,328	$64,469
Service revenues	20,802	19,541
Total Revenues	83,130	84,010
COST OF REVENUES:
Cost of product revenues	56,203	57,763
Cost of service revenues	15,690	15,403
Total Cost of Revenues	71,893	73,166
GROSS PROFIT	11,237	10,844
OPERATING EXPENSES:
Selling, general and administrative expense	12,727	15,232
Amortization of intangible assets	2,383	2,034
Total Operating Expenses	15,110	17,266
OPERATING LOSS	(3,873)	(6,422)
OTHER INCOME (EXPENSE):
Interest income	1,112	1,157
Interest expense	(1,119)	(1,299)
Loss on currency swap, net	(2,625)	(357)
Gain (loss) on currency transaction, net	(561)	109
Other income, net	12	11
Total Other Income (Expense)	(3,181)	(379)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME
TAXES AND MINORITY INTEREST	(7,054)	(6,801)
Income tax expense (benefit)	483	(86)
Minority interest income	(150)	-
LOSS FROM CONTINUING OPERATIONS	(7,387)	(6,715)
DISCONTINUED OPERATIONS, NET OF TAX:
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	1,167	(304)
GAIN ON SALE OF MESSAGING BUSINESS	-	1,088
NET LOSS	$(6,220)	$(5,931)
LOSS PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations	(0.11)	(0.10)
Discontinued Operations:
Income (loss) from discontinued operations	0.02	-
Gain on sale of Messaging business	-	0.02
Net loss per weighted average common share	$(0.09)	$(0.09)
LOSS PER DILUTED COMMON SHARE
Loss from continuing operations	(0.11)	(0.10)
Discontinued Operation:
Income (loss) from discontinued operations	0.02	-
Gain on sale of Messaging business	-	0.02
Net loss per diluted weighted average common share	$(0.09)	$(0.09)

(1) Loss per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

ENTERTAINMENT DISTRIBUTION COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS	(In thousands, except share data)
Current Assets:
Cash and cash equivalents	$63,200	$63,850
Restricted cash	2,003	1,940
Investments	21,401	29,589
Accounts receivable, net of allowances for doubtful accounts of
$3,873 and $3,328 for 2008 and 2007, respectively	29,913	35,577
Current portion of long-term receivable	477	515
Inventories, net	7,981	9,111
Prepaid expenses and other current assets	19,381	16,180
Deferred income taxes	287	277
Total Current Assets	144,643	157,039
Restricted cash	27,540	26,015
Property, plant and equipment, net	54,350	55,245
Long-term receivable	4,471	4,244
Intangible assets	44,691	44,604
Deferred income taxes	1,817	1,934
Other assets	7,191	6,940
TOTAL ASSETS	$284,703	$296,021

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$25,963	$33,287
Accrued expenses and other liabilities	35,313	37,503
Income taxes payable	193	3,697
Deferred income taxes	126	126
Loans from employees	1,281	1,267
Current portion of long-term debt	25,143	24,364
Total Current Liabilities	88,019	100,244
Other non-current liabilities	13,677	12,185
Loans from employees	2,628	3,646
Long-term debt	21,726	21,589
Pension and other defined benefit obligations	39,315	36,155
Deferred income taxes	10,766	10,195
Total Liabilities	176,131	184,014
Minority interest in subsidiary company	5,621	5,771
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares, no shares issued and outstanding	-	-
Common stock, $.02 par value; authorized: 200,000,000 shares, issued:
March 31, 2008 -- 70,158,052 shares; December 31, 2007 -- 70,155,940 shares	1,403	1,403
Additional paid in capital	369,705	369,665
Accumulated deficit	(279,553)	(273,333)
Accumulated other comprehensive income	12,071	8,501
Treasury stock at cost: March 31, 2008 -- 1,500,000 shares; December 31, 2007 -- 0 shares	(675)	-
Total Stockholders' Equity	102,951	106,236
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$284,703	$296,021

Entertainment Distribution Company, Inc.
Summary Schedule of Non-GAAP Financial Data
(In thousands) Unaudited

The following summary of financial data shows the reconciliation of loss from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to EBITDA from continuing operations, a non-GAAP measure.

EBITDA is defined as income (loss) from continuing operations before interest expense (income), net, income taxes, and depreciation and amortization and is presented because the Company believes that such information is commonly used in the entertainment industry as one measure of a company’s operating performance. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP.  EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner.

	Three Months Ended
	March 31,
	2008	2007

Loss from continuing operations	(7,387)	(6,715)

Income tax provision (benefit)	483	(86)
Loss on currency swap, net	2,625	357
(Gain) loss on currency transaction, net	561	(109)
Interest expense, net	7	142
Depreciation and amortization	5,882	5,268
Other income, net	(12)	(11)

EBITDA from continuing operations	$ 2,159	$ (1,154)